UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2014  (February 12, 2014)

INTERACTIVE INTELLIGENCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	000-54450 (Commission File Number)	45-1505676 (IRS Employer Identification No.)

7601 Interactive Way Indianapolis, IN 46278 (Address of principal executive offices, including zip code)

(317) 872-3000 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (e)   Compensatory Arrangements of Named Executive Officers.

2014 Executive Compensation

On February 12, 2014, the Compensation Committee of the Board of Directors of Interactive Intelligence Group, Inc. (the “Company”) approved annual compensation arrangements, for the year beginning January 1, 2014, for the Company’s executive officers, including the following “Named Executive Officers” included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 12, 2013 (the “Proxy Statement”):

Name	Title/Position
Donald E. Brown, M.D.	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

Stephen R. Head	Chief Financial Officer, Senior Vice President of Finance and Administration, Secretary and Treasurer (Principal Financial Officer)

Gary R. Blough	Chief International Officer, Senior Vice President of International Sales

Joseph A. Staples	Chief Marketing Officer, Senior Vice President of Marketing

In January 2014, the Company reorganized its executive structure.  As a result, William J. Gildea, who was one of the Named Executive Officers in the 2013 Proxy Statement, is no longer an executive officer of the Company.  In accordance with the instructions to Item 5.02 of Form 8-K, for purposes of this Form 8-K, he is considered a “Named Executive Officer” and his compensation information for 2014 is also set forth below.

The 2014 base salaries for each of the Named Executive Officers are as follows: Dr. Brown, $475,000; Mr. Head, $305,000; Mr. Blough, $250,000; Mr. Staples, $280,000; and Mr. Gildea, $225,000.

For purposes of the 2014 incentive compensation arrangements discussed below,  non-GAAP measures are used, which adjust GAAP numbers for purchase accounting adjustments, non-cash stock-based compensation expense and the amortization of certain intangible assets related to acquisitions.

 Dr. Brown,  Mr. Head, Mr. Blough and Mr. Staples are each eligible for a Pro Forma Operating Margin Bonus (PFOMB). The PFOMB is earned and paid quarterly based on the percentage of actual year-to-date pro forma operating margin compared to a target year-to-date pro forma operating margin and a threshold year-to-date pro forma operating margin. Pro forma operating margin is calculated as the total dollar amount of orders plus recognized recurring revenues plus recognized services revenues (collectively, the "pro forma revenues"), less an adjusted cost of product revenues, the cost of recurring revenues, the cost of services revenues and operating expenses, divided by pro forma revenues.  For the first three quarters of the year, payments will be limited to 100% of the year-to-date target incentive payout amount. Payments for the second, third and fourth quarters are calculated based on amounts earned less payments made in prior quarters. No PFOMB will be paid if the Company’s year-to-date pro forma operating margin as of the end of the applicable quarter is less than 85% of the target year-to-date pro forma operating margin. If the actual annual pro forma operating margin equals the target annual pro forma operating margin, Dr. Brown, Mr. Head, Mr. Blough and Mr. Staples will earn a bonus of $237,500, $97,500, $130,000 and $71,000, respectively, for 2014.

Dr. Brown and Mr. Head are also eligible for a Gross Profits Increase Bonus ("GPIB").  The GPIB is earned and paid quarterly based on the actual year-to-date increase in gross profit on orders compared to a target year-to-date increase. For the first three quarters of the year, payments will be limited to 100% of the target increase. Payments for the second, third and fourth quarters are calculated based on amounts earned less payments made in prior quarters. If the actual annual gross profit increase on orders equals the annual target gross profit increase on orders, Dr. Brown and Mr. Head will earn a bonus of $237,500 and $97,500, respectively, for 2014.

         Mr. Blough is also eligible for two bonuses relating to orders received.  The first bonus is earned and paid quarterly based on the actual year-to-date increase in gross profit on orders from outside North America compared to a target year-to-date increase. For the first three quarters of the year, payments will be limited to 100% of the target increase. Payments for the second, third and fourth quarters are calculated based on amounts earned less payments made in prior quarters.  In addition, Mr. Blough is eligible for a bonus that is earned and paid quarterly based on the actual year-to-date gross profit increase on cloud-based orders from outside North America compared to a target year-to-date increase.  For the first three quarters of the year, payments will be limited to 100% of the target increase. Payments for the second, third and fourth quarters are calculated based on amounts earned less payments made in prior quarters. If the actual annual gross profit increase on orders from outside North America and the actual annual gross profit increase on cloud-based orders from outside North America equal the annual targeted amounts, Mr. Blough will earn an aggregate bonus of $130,000 for 2014.

Mr. Staples is also eligible for a bonus that is earned and paid quarterly and is based on the actual year-to-date marketing efficiency percentage, calculated as year-to-date marketing expense divided by the year-to-date gross profit on total orders, compared to a target year-to-date marketing efficiency percentage and a threshold year-to-date marketing efficiency percentage. For the first three quarters of the year, payments are limited to 100% of the year-to-date target incentive payout amount. Payments for the second, third and fourth quarters are calculated based on amounts earned less payments made in prior quarters. No amount will be paid under this bonus if the Company's year-to-date marketing efficiency percentage as of the end of the applicable quarter exceeds 115% of the target year-to-date marketing efficiency percentage.  If the actual annual marketing efficiency percentage equals the annual targeted amount, Mr. Staples will earn a bonus of $71,000 for 2014.

Mr. Gildea is eligible for a Latitude Pro Forma Margin Bonus (LPFB) and a Bay Bridge Technologies Pro Forma Margin Bonus (BBTPFB). These two bonuses will be earned and paid quarterly based on the actual year-to-date pro forma operating margins for Global Software Services, Inc., doing business as Latitude Software (“Latitude”) and Bay Bridge Technologies, Inc. (“Bay Bridge”), respectively,  compared to the individual target year-to-date pro forma operating margin and a threshold year-to-date pro forma operating margin for Latitude and Bay Bridge, respectively. Pro forma operating margin for each respective bonus is calculated as the total dollar amount of orders plus recognized recurring revenues plus recognized services revenues for Latitude or Bay Bridge, as the case may be (collectively, the "pro forma revenues"), less the cost of recurring revenues, the cost of services revenues and operating expenses allocated to Latitude or Bay Bridge, as the case may be, divided by the respective pro forma revenues.  For the first three quarters of the year, payments will be limited to 100% of the year-to-date target incentive payout amount. Payments for the second, third and fourth quarters are calculated based on amounts earned less payments made in prior quarters. No LPFB will be paid if the year-to-date pro forma operating margin for Latitude as of the end of the applicable quarter is less than 25% of the target year-to-date pro forma operating margin for Latitude.  No BBTPFB will be paid if the year-to-date pro forma operating margin for Bay Bridge as of the end of the applicable quarter is less than 50% of the target year-to-date pro forma operating margin for Bay Bridge. If the actual annual pro forma operating margin equals the target annual pro forma operating margin for Latitude and Bay Bridge,  Mr. Gildea will earn an aggregate bonus of $150,000 for 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Intelligence Group, Inc. (Registrant)

Date: February 19, 2014	By:	/s/ Stephen R. Head
Stephen R. Head Chief Financial Officer, Senior Vice President of Finance and Administration, Secretary and Treasurer